Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-23511 and No. 333-23515) pertaining to the Amended and Restated Directors Stock Option Plan and Amended Omnibus Incentive Plan of LightPath Technologies, Inc. of our report dated August 2, 1996, with respect to the statements of operations, stockholders' equity (deficiency in net assets), and cash flows of LightPath Technologies, Inc. for the year ended June 30, 1996, included in the Annual Report (Form 10KSB) for the year ended June 30, 1997.

                                                               Ernst & Young LLP

Tucson, Arizona
September 12, 1997